Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: Dryden Small-Cap Core Equity Fund, Inc.

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: June 24, 2008                                                                                      /s/Judy A. Rice

                                                                                                                        Judy A. Rice

                                                                                                                        President and Principal Executive Officer

Date: June 24, 2008                                                                                      /s/Grace C. Torres

                                                                                                                        Grace C. Torres

                                                                                                                        Treasurer and Principal Financial Officer